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                          NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT
                        INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE



      NUMBER                                   ST. GALLEN                                  SHARES
  --------------                                                                       -------------
      [SEAL]                            ACQUISITION CORPORATION                            [SEAL]
  --------------                                                                       -------------
                  AUTHORIZED COMMON STOCK: 20,000,000 SHARES - PAR VALUE: $.001


THIS CERTIFIES THAT



IS THE RECORD HOLDER OF

                     SHARES OF ST. GALLEN ACQUISITION CORPORATION COMMON STOCK


TRANSFERABLE ON THE BOOKS OF THE CORPORATION IN PERSON OR BY DULY AUTHORIZED ATTORNEY UPON SURRENDER
OF THIS CERTIFICATE PROPERLY ENDORSED. THIS CERTIFICATE IS NOT VALID UNTIL COUNTERSIGNED BY THE
TRANSFER AGENT AND REGISTERED BY THE REGISTRAR.

         WITNESS THE FACSIMILE SEAL OF THE CORPORATION AND THE FACSIMILE SIGNATURE OF ITS DULY
AUTHORIZED OFFICERS.


DATED:


         /s/ CANDACE BEAVER                                                   /s/ KEVIN DEVITO
-----------------------------------           [CORPORATE SEAL]                ----------------------------
                         SECRETARY                                            CHIEF EXECUTIVE OFFICER
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